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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Directors
The Rouse Company:



   We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458,
33-57707 and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233,
33-56235 and 333-32277) and Form S-4 (File No. 333-01693) of our report dated February 24, 1999, relating to the consolidated financial statements and related schedules of The Rouse Company and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, which report appears in the Annual Report on Form 10-K of The Rouse Company for the year ended December 31, 1998.



                                         KPMG LLP



Baltimore, Maryland
March 30, 1999